UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0863618
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

5151 San Felipe

Suite 800

Houston, Texas 77056

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

TPC Group Inc. (the “Registrant”) is filing this Form 8-A in connection with the transfer of the quotation of its common stock by Pink OTC Markets to the listing of its common stock on The NASDAQ Stock Market LLC, which is expected to become effective on May 4, 2010.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share, of the Registrant is set forth under the captions “Description of Registrant’s Securities to be Registered” and “Indemnification of Directors and Officers” in Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on January 8, 2010 (Registration No. 000-53534), as updated by the description of the amendments to Registrant’s governing documents in the Registrant’s Current Report on Form 8-K filed on January 28, 2010. Such descriptions in such registration statement and current report (but not any portions of those documents or exhibits thereto deemed to be furnished and not filed in accordance with applicable rules) are deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description
1.	Amendment No. 1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-53534), filed with the Securities and Exchange Commission on January 8, 2010 (incorporated herein by reference).

2.	Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 28, 2010 (incorporated herein by reference, other than with respect to any portions of such report or exhibits thereto deemed to be furnished and not filed in accordance with applicable rules).

3.	Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2009).

4.	Bylaws of Registrant, as amended and restated January 22, 2010 (incorporated herein by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed January 28, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TPC GROUP INC.

Date: April 29, 2010	By:	/S/ CHRISTOPHER A. ARTZER
Christopher A. Artzer Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
1.	Amendment No. 1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-53534), filed with the Securities and Exchange Commission on January 8, 2010 (incorporated herein by reference).

2.	Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 28, 2010 (incorporated herein by reference, other than with respect to any portions of such report or exhibits thereto deemed to be furnished and not filed in accordance with applicable rules).

3.	Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2009).

4.	Bylaws of Registrant, as amended and restated January 22, 2010 (incorporated herein by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed January 28, 2010).